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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)  MAY 15, 1995

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                        ASSOCIATED PLANNERS REALTY FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

         CALIFORNIA             33-2032           95-4036980
(State or other jurisdiction  (Commission       (IRS Employer
     of incorporation)        File Number)  Identification Number)

5933 W. CENTURY BLVD. #900, LOS ANGELES, CA     90045
  (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code  (310) 670-0800

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         (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On May 15, 1995, the Shurgard Mini-Warehouse Facility located at 11315 Meridian South, Puyallup, Washington was sold to Shurgard Storage Centers, Inc. ("the Buyer"). The gross sales price was $1,550,000, although the Partnership received $1,510,976 in net proceeds as a result of the transaction. This net proceeds amount is calculated as the gross sale price of $1,550,000 less $23,486 in excise taxes paid to the State of Washington, less $4,332 in miscellaneous escrow closing costs, less $11,206 in prepaid user rents, net of rent receivable and property taxes, attributable to the Partnership. Net sales proceeds for tax reporting purposes are $1,522,182.

    The amount of consideration received from the sale of the building was arrived at through an arms-length negotiation process with the Buyer. The sale was consummated for all cash without the use of seller provided financing, or other installment sale techniques.

    The Buyer of the property is an affiliate of the original seller of the property that the Partnership acquired the property from in 1987.
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       ASSOCIATED PLANNERS REALTY FUND, A CALIFORNIA LIMITED PARTNERSHIP
                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          By:  West Coast Realty Advisors, Inc.
                                          A California Corporation, General
                                          Partner

Date  ----------------------------        --------------------------------------
                                                     William T. Haas
                                               DIRECTOR AND EXECUTIVE VICE
                                                   PRESIDENT/SECRETARY

Date  ----------------------------        --------------------------------------
                                                     Michael G. Clark
                                                 VICE PRESIDENT/TREASURER